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                                                                    EXHIBIT 3.11

                          CERTIFICATE OF INCORPORATION

                                       OF

                               AUTO-AID MFG. CORP.

               Under Section 402 of the Business Corporation Law.

      The undersigned, for the purpose of forming a corporation pursuant to
Section 402 of the Business Corporation Law of the State of New York; does hereby certify and set forth:

      FIRST: The name of the corporation is AUTO-AID MFG. CORP.

      SECOND: The purposes, for which the corporation is formed, are:

      (1) To manufacture, buy, sell, distribute, job, to be a franchise dealer licensee, import, export and otherwise deal in automobile supplies and equipment of every kind and description, and other related and unrelated products at wholesale and at retail and as principal and agent.

      (2) To create, manufacture, contract for, buy, sell, import, export, distribute, job and generally deal in and with, whether at wholesale or retail, and as principal, agent, broker, factor, commission merchant, licensor, licensee or otherwise, any and all kinds of automobile supplies and equipment and in connection therewith or independent thereof, to establish and maintain, by any manner or means, buying offices, distribution centers, specialty and other shops, stores, mail-order establishments, concessions, leased departments, and any and all other departments, sites and locations necessary, convenient or useful in the furtherance of any business of the corporation.

      (3) To manufacture, prepare, buy, sell, deal in, trade in, lease, import and export, paint, repair, restore and recondition automobiles, trucks, trailers, motorcycles,


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tractors and motor vehicles of every description, and all parts, accessories and supplies thereof, including armatures, axles, batteries, bearings, bodies, brakes, brake linings, bumpers, carburetors, chassis, electrical service, fenders, gears, glass, headlights, side, tail and stop lights, horns, ignition systems, lamps, locks, motors, assembled and all parts thereof, pistons, piston rings, radiators, starters, shock absorbers, spark plugs, springs, speedometers, tires, wheels, tops, upholstery, panels and dashboards, heaters, generators, drive shafts, differentials, windshields, windshield wipers, and all hardware, tools and implements for motor vehicles of every kind and make.

      (4) To acquire by purchase, subscription, underwriting or otherwise, and to own, hold for investment, or otherwise, and to use, sell, assign, transfer, mortgage, pledge, exchange, or otherwise dispose of real and personal property of every sort and description and wheresoever situated, including shares of stock, bonds, debentures, notes, scrip, securities, evidences of indebtedness, contracts or obligations of any corporation or association, whether domestic or foreign, or of any firm or individual or of the United States or any state, territory or dependency of the United States or any foreign country, or any municipality or local authority within or without the United States, and also to issue in exchange therefor, stocks, bonds or other securities or evidences of indebtedness of this corporation, and, while the owner or holder of any such property, to receive, collect and dispose of the interest, dividends and income on or from such property and to possess and exercise in respect thereto all of the rights, powers and privileges of ownership, including all voting powers thereon.

      (5) To construct, build, purchase, lease or otherwise acquire, equip, hold, own, improve, develop, manage, maintain, control, operate, lease, mortgage, create liens upon, sell, convey or otherwise dispose of and turn to account, any and all plants, machinery, works, implements and things or property, real and personal, of every kind and description, incidental to, connected with, or suitable, necessary or convenient for any of the purposes enumerated herein, including all or any part or parts of the properties, assets, business and good will of any persons, firms, associations or corporations.

      (6) The powers, rights and privileges provided in this certificate are not to be deemed to be in limitation of similar, other or additional powers, rights and


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privileges granted or permitted to a corporation by the Business Corporation
Law, it being intended that this corporation shall have all the rights, powers and privileges granted or permitted to a corporation by such statute.

      THIRD: The office of the corporation is to be located in the City of New York, County of Kings, State of New York.

      FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is Two Hundred (200), all of which shall be without par value.

      FIFTH: The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

                              476 Jefferson Street
                              Brooklyn, New York

      The undersigned incorporator is of the age of twenty one years or over.

      IN WITNESS WHEREOF, this certificate has been subscribed to this 19th day of September, 1972, by the undersigned, who affirms that the statements made herein are true under the penalties of perjury.


                                        /s/ Gerald Weinberg
                                        ----------------------------------------
                                        GERALD WEINBERG
                                        90 State Street
                                        Albany, New York


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        Certificate of Amendment of the Certificate of Incorporation of

                               AUTO AID MFG. CORP.

                under Section 805 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

      (1)   The name of the corporation is

                        AUTO AID MFG. CORP.

      (2) The certificate of incorporation was filed by the department of state on the twentieth (20) day of September 1972.

      (3) The certificate of incorporation of this corporation is hereby amended to effect the following change*

            The name of the corporation is changed to MEDO INDUSTRIES, INC.


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      (4)   The amendment to the certificate of incorporation was authorized:

                  * at a meeting of shareholders by vote of a majority of all the outstanding shares entitled to vote thereon.


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        Certificate of Amendment of the Certificate of Incorporation of

                              MEDO INDUSTRIES, INC.

                under Section 805 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

      (1)   The name of the corporation is MEDO INDUSTRIES, INC.

      (2) The certificate of incorporation was filed by the department of state on the 20th day of September 1972.

      (3) The certificate of incorporation of this corporation is hereby amended to effect the following change*

            To change the capitalization of the Corporation from 200 shares without par value of which 100 are issued and 100 are unissued into 200 shares without par value of which 180 shall be Class A Voting Shares and 20 shall be Class B Non-voting Shares. The currently authorized and issued 100 shares without par value shall be changed into the newly authorized Class A Voting Shares at the rate of one for one. The currently authorized and unissued 100 shares shall be changed into 80 Class A Voting Shares and 20 Class B Non-voting Shares at the rate of one for one. Paragraph "FOURTH" of the Certificate of Incorporation, which sets forth the capitalization, is amended to read as follows:

            "FOURTH: The aggregate number of shares which this Corporation shall have authority to issue is 200 shares, which are to be divided into two classes as follows:

            180 shares of no par value common stock (Class A) having full voting rights. The holders of such Class A stock shall be entitled to vote for the election of directors or in any corporate proceeding or upon any matter or question whatever pertaining to the Corporation.

            20 shares of no par value common stock (Class B). The holders of such Class B stock shall not be entitled to vote for the election of directors or in any corporate proceeding or upon any matter or question whatever pertaining to the Corporation unless otherwise required by law, but shall have all other rights and privleges enjoyed by holders of Class A stock."

            The Certificate of Incorporation is further amended to change the address for service of process. Paragraph "FIFTH", which sets forth the address for service of process, is amended to read as follows:

            "FIFTH: The Secretary of State is designated as agent of the Corporation upon whom process against it may be served. The Post Office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is:

                        KLEIN, HEISLER & KLARREICH, P.C.
                       One Penn Plaza, New York, NY 10119


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      (4)   The amendment to the certificate of incorporation was authorized:

                  *     first, by vote of the board of directors.

                  * and then at a meeting of shareholders by vote of a majority of all the outstanding shares entitled to vote thereon.


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